EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MEDTOX Scientific, Inc. on Form S-8 of our report dated March 15, 2004, appearing in the Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 6, 2004